UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On April 14, 2014, our board of directors approved the promotions of the following executive officers:

•	Kevin G. Burke, Senior Vice President, to the position of Executive Vice President and Chief Operating Officer; and

•	Jeffrey D. Miller, Senior Vice President and Chief Financial Officer, to the position of Executive Vice President and Chief Financial Officer.

Both of these executive officers will assume additional responsibilities.

Item 8.01.	Other Events.

On April 17, 2014, our board of directors declared a regular quarterly cash dividend payable May 15, 2014 of $.1315 per share of Class A common stock and $.1160 per share of Class B common stock to stockholders of record as of the close of business on May 1, 2014. These dividends represent percentage increases of 3.1% for our Class A common stock and 0.9% for our Class B common stock compared to the previous quarterly cash dividend.

Donald H. Nikolaus, our President and Chief Executive Officer, is currently undergoing treatment for a medical condition. Mr. Nikolaus is continuing to perform his duties as President and Chief Executive Officer while receiving treatment. The medical condition prevented Mr. Nikolaus from attending today’s 2014 annual meeting of stockholders. We expect Mr. Nikolaus’ prompt resumption of his regular activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice President and Chief Financial Officer

Date: April 17, 2014